Exhibit 99.1

                           SECURELOGIC CORP. RECEIVES
                     EARLY PAYMENT OF $2 MILLION OBLIGATION

NEW YORK, NEW YORK -- July 8, 2005 -- SecureLogic Corp. (OTCBB: SLGI) has received prepayment of the $2 million outstanding principal amount of promissory notes received in connection with the sale of its Allume Systems, Inc. subsidiary to International Microcomputer Software, Inc. in April 2004. The payment, which also included outstanding interest, represents the payment of the full outstanding principal amount of the notes, without discount. The funds were to have been received over a two-year period. SecureLogic also expects to receive an additional $75,000, which had been held in escrow in connection with the sale of Allume Systems.

"We are very pleased to have received early payment of this obligation," said Gary Koren, CEO of SecureLogic. "This unexpected payment will help us accelerate our business plan over the coming 12 months by increasing our ability to market our products and services."

About SecureLogic
SecureLogic develops and markets systems that manage the movement of people and baggage through airports. SecureLogic's systems integrate unique security methodologies with state-of-the-art screening and baggage handling technologies, providing a comprehensive baggage screening and passenger screening security solution.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Investor Contacts: Gino De Jesus or Andrea Faville  The Investor Relations Group
Media Contact: Sally Martin                         11 Stone St., 3rd Floor

New York, NY 10004
(212) 825-3210

Corporate Contact: Liron Segev
866-838-1102 x 334